XXXXX INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

                                                                    Exhibit 10.7

                          STRATEGIC ALLIANCE AGREEMENT

         This Strategic Alliance Agreement (the "Agreement") is entered into as of the 5th day of January 2004 ("Effective Date"), by and between ThinKom Solutions Inc., a California Corporation ("ThinKom"), and Gigabeam Corporation, a Delaware Corporation ("Gigabeam").

                                    RECITALS

         WHEREAS, Gigabeam and ThinKom wish to enter into a strategic alliance to enable Gigabeam to design, manufacture and market a commercial point-to-point terrestrial wireless communications system (the "Product") utilizing a frequency range of 71 GHz through 76 GHz and 81GHz through 86 GHz which incorporate ThinKom's antenna component technologies that lead the market in performance and are the most cost effective to produce in the marketplace (the "Antenna Module"); and

         WHEREAS, ThinKom will produce for Gigabeam Antenna Module research and development, and Antenna Modules to be incorporated into Gigabeam's Product.

                                    AGREEMENT

         NOW, THEREFORE, the parties agree as follows:

1.       Responsibilities of Parties

         1.1      Gigabeam

                  Gigabeam shall perform the following duties during the term of this Agreement:

                  1.1.1 Designate a Chief Technical Officer ("CTO") and Vice President or Director of Engineering to be the program manager to interface with ThinKom for the Antenna Module.

                  1.1.2 Provide a Antenna Module Plan to be mutually agreed and attached hereto as Exhibit A which shall be amended in the future to accommodate product design changes and as new products are developed.

                  1.1.3 Provide Antenna Module design schematics to be mutually agreed and attached hereto as Exhibit B which shall be amended in the future to accommodate product design changes and as new products are developed.

                  1.1.4 Provide Antenna Module Description and Minimum Performance Specifications to be mutually agreed and attached hereto as Exhibit C which shall be amended in the future to accommodate product design changes and as new products are developed.

                  1.1.5 Place Purchase Lot Orders for Antenna Modules with ThinKom including a commitment to a Minimum Purchase Lot order as specified in Exhibit D attached hereto with down payments of thirty percent (30%) to be made by Gigabeam prior to ThinKom's start of Antenna Module product development or manufacturing (estimated to be at least six months but preferably eight months prior to delivery by ThinKom to Gigabeam of the first Purchase Lot Orders with this period to be reduced to three months for subsequent repeat Purchase Lot Orders of previously developed Antenna Module products).

                  1.1.6    Pay ThinKom a License Fee as specified in Section 10.

                  1.1.7 Pay ThinKom a Antenna Manufacturing Fee as specified in Section 10 upon cessation of payment of the License Fee upon the occurrence of the Acquisition Event specified in Section 10.

         1.2      ThinKom

                  ThinKom shall perform the following duties, on a work-for-hire basis, during the term of this Agreement:

                  1.2.1 Perform Antenna Module product development as more fully described herein. ThinKom will designate a Program manager for Gigabeam's representatives to interface with for the design and development program and if appropriate a production manager for Gigabeam's representative to interface with for manufacturing operations.

                  1.2.2 Assist and provide facilities and support as described herein for the development, design, manufacture and testing of Antenna Modules. This will include access to ThinKom's subcontractors by Gigabeam, including the manufacturing subcontractors.

                  1.2.3 Perform the work specified in Exhibit A hereto (Antenna Module Plan), and Exhibit B hereto (the Schematics), and to meet the provisions as outlined in Exhibit C attached hereto (Description and Minimum Specifications).

                  1.2.4 Perform manufacturing of the Antenna Modules to meet Purchase Lot commitments by Gigabeam including the Minimum Purchase Lot commitments pursuant to Section 1.1.5.

                  1.2.5 Team where desirable or necessary with other third party companies identified by Gigabeam to improve the design, performance, manufacturability and reduce the cost of the Antenna Modules and overall Gigabeam Product cost.

                  1.2.6 Perform testing for quality control and debugging as necessary and appropriate of any Antenna Modules prior to assembly, delivery to Gigabeam or returned for service.

                  1.2.7 Provide appropriate reports, drawings, source codes, reviews and updates of the project schedule, actual costs incurred, commitments to third parties, raw material inventories, work in process inventories, finished good inventories and budget through completion of the Program Plan on a bi-weekly basis as such material becomes available.

2.       Financing Required Prior to Commencement Of Work

         Commencement of work by ThinKom, payments to ThinKom under the Program Plan and any other payment by Gigabeam is subject to the successful close of financing by Gigabeam. If financing is not obtained by Gigabeam, this Agreement shall terminate without liability to either party pursuant to Section 4.b. below.

3.       Payments

         3.1 Gigabeam shall pay ThinKom for amounts due for Purchase Lots including down payments pursuant to Section 1.1.5 and Section 11, License Fees pursuant to Section 1.1.6 and Section 10 and Antenna Manufacturing Fees pursuant to Section 1.1.7 and
                  Section 10.

         3.2 Gigabeam shall pay ThinKom additional amounts for any additional work and items to be mutually agreed and budgeted in advance and approved in writing utilizing Purchase Orders issued by Gigabeam or by Amendments to this Agreement.

4.       Term and Termination.

         This Agreement shall be effective as of the Effective Date and shall continue for a minimum five year term from the date hereof and will automatically extend on a year by year basis thereafter provided Gigabeam satisfies its Minimum Purchase Lot commitments, payments of License Fees and Payments of Manufacturing Fees as set forth in Sections 1.1.5, 1.1.6, 1.1.7, 10 and Exhibit D with Minimum Purchase Lot commitments for each year of extension of the Agreement to be the same as the minimum purchase commitment for the preceding year or as may be mutually agreed provided, however, that the Agreement may be terminated for any of the following reasons:

         a.) Nonperformance by either party of the terms and conditions of this Agreement and failure to cure within 30 days of written notice from the other party;

         b.) Failure to close on financing by Gigabeam within 120 days from the Effective Date hereof;

         c.) Insolvency, bankruptcy or reorganization under bankruptcy laws, or assignment for the benefit of creditors of either party; or

         d.)  Mutual agreement of both parties to terminate.

         The termination of this Agreement does not suspend the obligation of the parties with respect to confidentiality and proprietary information.

5.       License Agreement Between Gigabeam and ThinKom

         Gigabeam and ThinKom will agree to cross license Technology on the terms described below, and such other terms and conditions as may be mutually agreed upon by the parties in writing.

         5.1. License Grant to Gigabeam: ThinKom will grant to Gigabeam a worldwide, exclusive, perpetual, right and license to use, market, distribute, sell and otherwise commercialize the Technology as developed by ThinKom within the Radio Frequency Communications field (the "Licensed Field"). For purposes of this Agreement, "Technology" means all component technologies and combinations thereof into an Antenna Module and any improvements thereto within the scope of this Agreement. "Radio Frequency" or "RF" means any frequency that is or can be used for commercial point-to-point wireless communications in the frequency range of 71 GHz through 76 GHZ, 81GHz through 86 GHz. "Communications" shall include transmissions of any form of simple keying or modulated digital signals including, voice, data, video and holograms for terrestrial applications.

         5.2 License Grant to ThinKom: Gigabeam will grant to ThinKom a worldwide, exclusive, perpetual, right and license to use, market, distribute, sell and otherwise commercialize the Technology outside of the Licensed Field developed under the scope of this Agreement and owned by Gigabeam or jointly developed and owned by Gigabeam and ThinKom.

         5.3 Ownership of Technology and Intellectual Property: ThinKom will remain the owner of any Technology previously developed by ThinKom. Gigabeam will remain the owner of any Technology previously developed by Gigabeam. Any enhancements or improvements to the Technology ("Improvements") reduced to practice or writing by one or more employees, consultants or sublicensees of Gigabeam will be owned by Gigabeam. Any Improvements reduced to practice or writing by one or more employees, consultants or sublicensees of ThinKom will be owned by ThinKom. Any Improvements reduced to practice or writing jointly by one or more employees, consultants or sublicensees of Gigabeam and ThinKom, will be owned jointly by Gigabeam and ThinKom.

         5.4      Maintenance and Enforcement of Intellectual Property Rights:
                  ThinKom will be responsible for and will, at its expense prepare, file, prosecute and maintain the patents and other intellectual property rights relating to the Technology and any Improvements which it owns which are developed under the scope of this Agreement. Gigabeam will be responsible for and will, at its expense prepare, file, prosecute and maintain the patents and other intellectual property rights relating to the Technology and any Improvements which it owns or jointly owns with ThinKom which are developed under the scope of this Agreement.

         5.5 Technology Escrow. ThinKom agrees during the term of this Agreement to create and maintain current copies of any technical drawings or other technical documents relating to the design and specifications of the Antenna Module developed under this Agreement (such copies the "IP Materials"). Within 90 days after the Effective Date, ThinKom will enter into binding contractual arrangement with a commercial escrow agent mutually agreeable to the Parties (the "Escrow Agent") according to which the Escrow Agent will agree (i) to hold and safeguard the escrowed IP Materials during the term of this Agreement, and (ii) to release a copy of such escrowed IP Materials to Gigabeam if and when ThinKom enters into bankruptcy, liquidates or winds up its business during the term of this Agreement. Gigabeam acknowledges that the Escrow Agent will not be authorized to deliver or otherwise provide access to the escrowed IP Materials other than as described above.

                  Subject to the delivery to Gigabeam of the escrowed IP Materials in accordance with this Section 5.5, ThinKom hereby grants to Gigabeam a non-exclusive, worldwide, royalty-bearing right and license under any Intellectual Property Rights of ThinKom to use such escrowed IP Materials for any purpose in the Field of Exclusivity if provided to Gigabeam as contemplated in this Section 5.5. Such license will continue, notwithstanding any termination of this Agreement, until the date upon which the then-current four year initial term or one year renewal terms under Section 4, as the case may be, would have expired.

                  In consideration for the foregoing license grant, for so long as Gigabeam makes use of ThinKom's Antenna Module product designs or any other form of ThinKom IP, Gigabeam agrees to pay to ThinKom, any License Fees normally payable under this Agreement as if ThinKom had not wound up or liquidated its business but with such Fees payable to be net of any incremental costs incurred by Gigabeam required to provide for a continued supply of Antenna Modules to Gigabeam. GigaBeam shall pay such License Fees, net of any incremental costs, on a quarterly basis in arrears, which payments shall each be due within thirty (30) days following the end of the preceding calendar quarter.

6.       Confidentiality.

         6.1 Obligation. Each party agrees to treat all non-public written and oral information communicated to it by the other party in connection with the activities contemplated by this Agreement ("Confidential Information"), including the existence or nature of their discussions, as confidential, and neither party will use or disclose such Confidential Information for purposes other than the activities contemplated by this Agreement; provided however that Gigabeam and ThinKom may disclose such Confidential Information for the purposes of obtaining financing.

         6.2 Exceptions. Confidential Information will not include information that (i) the receiving party independently developed (as shown by documentary evidence) or obtained from a source not under an obligation of confidentiality to the disclosing party, (ii) is or becomes publicly available through no act or omission of the receiving party, (iii) the receiving party receives the prior written consent of the disclosing party to disclose, or (iv) the receiving party is required by law to disclose; provided the receiving party promptly notifies the disclosing party and cooperates with the disclosing party to protect the confidentiality of the Confidential Information before any tribunal or governmental agency; provided that only the specific Confidential Information that meets the exclusion shall be excluded and not any other Confidential Information that happens to appear in proximity to such excluded portion (for example, a portion of a document may be excluded without affecting the confidential nature of those portions that do not themselves qualify for exclusion). The burden of proving these exceptions shall rest with the receiving party.

         6.3 Termination of Agreement. Upon termination of this Agreement, at the request of the disclosing party, the receiving party will return all copies of the other party's Confidential Information, or certify to the other party in writing that all copies of the other party's Confidential Information have been destroyed. The parties agree that any breach or threatened breach of this Section 6 by a receiving party would cause not only financial harm, but irreparable harm to the disclosing party and that money damages will not provide an adequate remedy. In the event of a breach or threatened breach of this
                  Section 6 by a receiving party, the disclosing party shall, in addition to any other rights and remedies it may have, be entitled to an injunction (without the necessity of posting any bond or surety) restraining the receiving party from disclosing or using, in whole or in part, any Confidential Information.

7.       Limitation of Liability.

         IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY LOSS OF PROFITS OR OTHER INCIDENTAL, INDIRECT, SPECIAL, EXEMPLARY, OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER FOR CLAIMS OR DEMANDS BROUGHT AGAINST THE OTHER PARTY BY A THIRD PARTY UNDER THIS AGREEMENT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

         GIGABEAM'S LIABILITY TO THINKOM, IN THE EVENT OF TERMINATION PURSUANT TO SECTION 4 AND PROVIDED THINKOM IS NOT IN BREACH OF THIS AGREEMENT, SHALL INCLUDE BUT NOT EXCEED THE AMOUNT DUE AND OWING UNDER THIS AGREEMENT TO THINKOM BY GIGABEAM FOR WORK PERFORMED AND DELIVERED BY THINKOM TO GIGABEAM, INVENTORIES PURCHASED BY THINKOM, WORK IN PROCESS, FINISHED ANTENNA MODULES AND COMMITMENTS TO THIRD PARTIES BY THINKOM WHICH WERE MADE KNOWN TO GIGABEAM IN WRITING PRIOR TO SUCH COMMITMENTS BY THINKOM AND COVERED BY A PURCHASE ORDER LOT COMMITMENT BY GIGABEAM

8.       Exclusivity.

         ThinKom and Gigabeam agree that during the term of this Agreement that ThinKom will not compete by offering similar Product to be offered by GigaBeam and GigaBeam will not compete by offering antenna products developed and available for sale by ThinKom and neither party will not, nor will any affiliate of either party, nor will either party or their respective stockholders, directors, officers, or other representatives negotiate or pursue any other transaction or arrangement that contemplates a relationship with any third party that will be in conflict with the Licensed Field.

9.       Cost Reduction and Pricing of Antenna Modules Sold to Gigabeam

         ThinKom shall use its best and reasonable efforts to continue to reduce the cost of Antenna Modules sold to Gigabeam. Where and when appropriate, ThinKom shall jointly work with Gigabeam towards such cost reductions including but not limited to expenditure on tooling and by other means. Pricing of Antenna Modules sold to Gigabeam shall be at ThinKom's direct labor cost plus direct material cost, manufacturing overhead, warranty and at ThinKom's fully burdened non-recurring engineering cost (which includes cost for tooling) all of which shall be paid for by Gigabeam through its Purchase Lot orders pursuant to Sections 1.1.5, Section 11 and 3.1 and by separate payments pursuant to
         Section 3.2.

10.      License Fee and Antenna Manufacturing Fee

         Gigabeam shall pay to ThinKom a License Fee as specified in Section
         1.1.6 subject to an Acquisition Event upon the occurrence of which the License Fee will cease for all calendar quarters subsequent to the Acquisition Event and in lieu thereof an Antenna Manufacturing Fee will be paid to ThinKom pursuant to Section 1.1.7 commencing immediately after the occurrence of the Acquisition Event. For the purpose of this Agreement, Acquisition Event shall be a change in ownership of at least seventy five percent (75%) of the Outstanding voting Stock of Gigabeam. The License Fee is to be an amount equivalent to one percent (1%) of Gigabeam's Revenue net of shipping costs, taxes, installation costs and other costs, including reimbursable costs, directly associated with generation of revenue. Revenue shall include sales of Gigabeam's Products incorporating ThinKom's antennas and any service revenue generated from maintenance and service of such Products. Payment of a License Fee to ThinKom will commence upon generation of Revenue to Gigabeam from sales of Gigabeam's Product incorporating ThinKom's Antenna Modules. The Antenna Manufacturing Fee is to be an amount of two and one half times the direct labor plus the direct material cost, manufacturing overhead, and warranty (2.5 X (DIRECT LABOR + DIRECT MATERIAL + MANUFACTURING OVERHEAD + WARRANTY) to manufacture each Antenna Module. The License Fee will be payable quarterly with the License Fee due thirty days after the close of each calendar quarter. The Antenna Manufacturing Fee is payable monthly within thirty days following the end of each month in which Antenna Modules are shipped to Gigabeam or Gigabeam's designated location or facility following the occurrence or closing by the parties involved in the Acquisition Event.

11.      Purchase Lot Orders

         Gigabeam shall place Purchase Lot Orders with ThinKom for Antenna Modules for Gigabeam's Product pursuant to Section 1.1.5. Gigabeam commits during the Term of this Agreement to place Minimum Purchase Lot Orders pursuant to Section 1.1.5 and as specified in Exhibit D. Each Purchase Lot Order shall cover ThinKom's cost of non-recurring engineering, tooling and cost of goods (direct labor, direct material, manufacturing overhead, and warranty) for the production of the Antenna Modules. Gigabeam shall place Purchase Lot Orders for new Antenna Modules at least six months in advance but preferably eight months in advance of expected delivery to Gigabeam or Gigabeam's designated facility. After commencement of production of any Antenna Module design, Gigabeam shall place subsequent Purchase Lot Orders at least three months in advance. Upon placement of Purchase Lot Orders, Gigabeam shall pay to ThinKom a down payment of 30% of each Purchase Lot Order. Remaining payments (less 30%) are due thirty (30) days after receipt by Gigabeam of each regular shipment from ThinKom of portions of the total lot order quantity.

         Gigabeam will cooperate with ThinKom to insure that ThinKom will be cash flow positive after taking into account its costs and expenditures relating to the performance of this Agreement and as compared to License Fees, Manufacturing Fees, down payments and remaining payments on Purchase Lot Orders received by ThinKom from Gigabeam. In the event that ThinKom's cash flow is not positive, Gigabeam will agree to restructure the amounts of and timing of its payments relating to Purchase Lot Orders.

12.      Equity Incentives

         The parties have established performance incentives whereby each party will issue to the other common stock.

         Gigabeam shall issue to ThinKom Common Stock in Gigabeam in an amount representing five percent (5%) of the Stock Outstanding on a fully diluted basis (including this proposed Stock Grant) of Gigabeam within fourteen days of the execution of this Agreement. The Price per Share of the Stock shall be the same price as for the founders of Gigabeam.

         ThinKom shall issue to Gigabeam Common Stock in ThinKom prior to the end of each calendar year with the amount of Stock to be issued to be calculated by dividing the amount of License Fee paid to ThinKom in the same year by the price per share of the ThinKom Common Stock. The Price per Share of ThinKom Common Stock shall be based upon outside investments in ThinKom or by mutual agreement between ThinKom and Gigabeam management. If ThinKom and Gigabeam management cannot mutually agree on a price per share, then both parties shall mutually agree on a third party agent to set the market price per share of the Stock. Gigabeam shall pay any costs associated with the valuation of ThinKom's Common Stock. The Price per Share of Thinkom Common Stock for the purpose of this award shall be set no more than once per year and as close as practical to the date of award of the Stock. Under this program, Gigabeam shall acquire no more than five percent (5%) of ThinKom's Common Stock with the calculation to be based upon the amount of Stock outstanding on a fully diluted basis (including this proposed Stock amount) as at execution of this Agreement.

         All stocks and stock options shall be subject to the provisions of the applicable corporate documents, including, but not limited to, the appropriate shareholder agreements.

13.      Advance of Working Capital

         Gigabeam shall pay to ThinKom an amount of $250,000 (two hundred and fifty thousand dollars) which is to be an Advance of Working Capital with payment to be made within 30 days (thirty days) of close of GigaBeam's funding by outside investors of at least $4 million (four million dollars). This Advance of Working Capital will credited against amounts payable by Gigabeam to ThinKom within or following the last calendar quarter of year 2006.

14.      Audit

         Each party shall have the right to audit the books and accounts of the other party for the sole purposes so that ThinKom can establish that the License Fees pursuant to Section 10 as paid by Gigabeam are the correct amounts and Gigabeam can establish that the costs pursuant to
         Section 9 are the correct amounts.

15.      Miscellaneous

         15.1 Entire Agreement. This Agreement represents the entire Agreement between the parties and supersedes any previous understandings, whether written or oral, and may not be amended, terminated, waived or rescinded except pursuant to a written agreement duly executed by the parties.

         15.2 Trademarks, Trade Names and Copyright. Except as expressly provided herein, this Agreement does not give either party any ownership rights or interest in the other party's trade name, trademarks or copyrights.

         15.3 Waiver. No failure or delay by either party in exercising any of its rights or remedies hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy. The rights and remedies of the party's provided in this Agreement are cumulative and not exclusive of any rights or remedies provided under this Agreement, by law, in equity or otherwise.

         15.4 Assignment. Neither party may assign or otherwise transfer any of its rights, duties or obligations under this Agreement without the prior written consent of the other party, except either party may, upon prior written notice to the other party (but without any obligation to obtain the consent of such other party), assign this Agreement or any of its rights hereunder to any person or entity who succeeds (by purchase, merger, operation of law or otherwise) to all or substantially all of the capital stock, assets or business of such party, provided such person or entity agrees in writing to assume and be bound by all of the obligations of such party under this Agreement. Any attempted assignment or transfer in contravention of this Subsection 15.4 shall be void and of no force and effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns.

         15.5 Independent Contractors. This Agreement shall not be construed to establish any form of partnership, agency, or joint venture of any kind between the parties; nor to constitute either party as an agent, employee, or legal representative of the other; and nothing in this Agreement shall create any relationship between The parties other than that of an independent contractor. Neither party shall have any responsibility or liability for the actions of the other party, except as specifically provided herein. Neither party shall have any right or authority to bind or obligate the other in any manner or make any representation or warranty on behalf of the other. No profits, losses or costs will be shared under any provision of this Agreement or as a result of either party's efforts in connection with any Joint Opportunity and securing an award of any Customer Contract.

         15.6 Further Assurances. Without limiting the generality of any provision of this Agreement, each party agrees that upon request of the other party, it shall, from time to time, do any and all other acts and things as may reasonably be required to carry out its obligations hereunder, to consummate the transactions contemplated hereby, and to effectuate the purposes hereof.

         15.7 Publicity. Neither party shall issue any press release, public announcement or advertise or promote this Agreement without the prior consent of the other party.

         15.8 Expenses. Each party will pay its own expenses and costs incidental to the negotiation of the transactions contemplated by this Agreement, including legal and accounting fees.

         15.9 Notices. Any notices contemplated hereunder or provided for in this Agreement shall be made to the following in writing or by facsimile with confirmation by Express Mail or Federal
                  Express:

                  Gigabeam:

                  L. Slaughter, CEO
                  GigaBeam Corporation
                  101 Ash Street
                  Weston, MA 02493
                  FAX: 888-460-3200

                  With a copy to:

                  Gregory L. White, Esq.
                  Seyfarth Shaw
                  World Trade Center East
                  Two Seaport Lane, Suite 300
                  Boston, MA 02210-2-28

                  ThinKom:

                  Michael A. Burke, CEO
                  ThinKom Solutions Inc.
                  3825 Del Amo Blvd., Suite 200
                  Torrance, CA 90503
                  Fax: 310 214-1066

                  With copy to:

                  Smith, Crane, Robinson, & Parker LLP
                  Attn: R. Scott Robinson
                  California Bank and Trust Tower
                  Suite 500
                  21515 Hawthorne Boulevard
                  Torrance, CA 90503-6568
                  Fax: 310 543-4507

         15.10 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions hereof in any other jurisdiction.

         15.11 Headings and Interpretation. The headings used in this Agreement are for convenience of reference only and shall not affect the meaning or construction of this Agreement.

         15.12 Survival. The provisions of Sections 6 and 12 shall survive any termination of this Agreement.

         15.13 Governing Law. This Agreement shall be governed by, and construed in accordance with, the substantive laws (other than the conflicts of laws provisions) of Virginia.

         15.14 Counterparts. This Agreement may be signed in counterparts, each of which shall constitute an original but all of which shall constitute one and the same instrument.

         15.15 Exhibits. The exhibits and appendices attached hereto are made a part of this Agreement as if fully set forth herein.

         IN WITNESS WHEREOF, the parties, by their duly authorized representatives, have caused this Agreement to be executed as of the date first written above.




           ThinKom Solutions Inc.                  Gigabeam Corporation


By:    /s/ Michael A. Burke                       By:     /s/ Louis S. Slaughter
       ---------------------                              ----------------------

Name:  Michael A. Burke                           Namee:  Louis S. Slaughter

Title: President & CEO                            Title:  CEO

                                    EXHIBIT A

                               ANTENNA MODULE PLAN

                                    EXHIBIT B


                                   SCHEMATICS

                                    EXHIBIT C

                DESCRIPTION & MINIMUM PERFORMANCE SPECIFICATIONS

                                    EXHIBIT D

                    MINIMUM PURCHASE LOTS OF ANTENNA MODULES

Quarter 1, 2004                                               $ 100,000
Quarter 2, 2004                                               $ 275,000
Quarter 3, 2004                                               $ 275,000
Quarter 4, 2004                                               $ 275,000
2005                                                          $ 950,000
2006                                                          $ 1,400,000
2007                                                          $ 4,600,000
2008 and each year thereafter                                 $ 8,800,000

                                    EXHIBIT E

               MINIMUM PURCHASE LOTS BY NUMBERS OF ANTENNA MODULES

                               For Reference Only


The Minimum Purchase Lots by numbers of Antenna Modules of different configuration for budgeting purposes follows:



ANTENNA TYPE              Q4 2004     2005      2006      2007      2008
XXXXX                     XXXXX       XXXXX     XXXXX     XXXXX     XXXXX
XXXXX                     XXXXX       XXXXX     XXXXX     XXXXX     XXXXX
XXXXX                     XXXXX       XXXXX     XXXXX     XXXXX     XXXXX
XXXXX                     XXXXX       XXXXX     XXXXX     XXXXX     XXXXX
XXXXX                     XXXXX       XXXXX     XXXXX     XXXXX     XXXXX
XXXXX                     XXXXX       XXXXX     XXXXX     XXXXX     XXXXX
XXXXX                     XXXXX       XXXXX     XXXXX     XXXXX     XXXXX
XXXXX                     XXXXX       XXXXX     XXXXX     XXXXX     XXXXX
XXXXX                     XXXXX       XXXXX     XXXXX     XXXXX     XXXXX
XXXXX                     XXXXX       XXXXX     XXXXX     XXXXX     XXXXX
XXXXX                     XXXXX       XXXXX     XXXXX     XXXXX     XXXXX
XXXXX                     XXXXX       XXXXX     XXXXX     XXXXX     XXXXX
XXXXX                     XXXXX       XXXXX     XXXXX     XXXXX     XXXXX
  Total XXXXX             XXXXX       XXXXX     XXXXX     XXXXX     XXXXX

                  THIS FIRST AMENDMENT TO THE STRATEGIC ALLIANCE AGREEMENT (this "Amendment") made as of April 28, 2004, between GIGABEAM CORPORATION, a Delaware corporation (the "Company"), having its principal executive office at 14225-C Sullyfield Circle, Chantilly, Virginia 20151, and THINKOM SOLUTIONS, INC., a California corporation ("ThinKom"), having its principal executive offices at 3825 Del Amo Blvd, Suite 200, Torrance, CA 90503.



                               W I T N E S S E T H


                  WHEREAS, the Company and ThinKom entered into a certain Strategic Alliance Agreement dated January 5, 2004 (the "Agreement") whereby the Company would design, manufacture and market a commercial point-to-point terrestrial wireless communications system utilizing a frequency range of 71 GigaHertz ("GHz") through 76 GHz and 81 GHz through 86 GHz which incorporates ThinKom's antenna component technologies;



                  WHEREAS, the Company and ThinKom desire to amend certain of the terms and provisions of the Agreement.


                  NOW, THEREFORE, in consideration of the mutual covenants made herein and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and ThinKom hereby agree as follows:



                  SECTION 1. Amendments to the Agreement. Effective as of the date hereof:

        A. GigaBeam hereby agrees to provide ThinKom by July 31, 2004, with the completed Exhibits A, B and C, as mutually agreed upon by both parties.

        B. Exhibit D to the Agreement shall be deleted in its entirety and replaced with the Amended Exhibit D (the "Amended Exhibit D"), attached hereto as Appendix A.

        C. All references to financing contained in Section 2 in the Agreement shall mean the consummation of a financing in which the Company receives gross proceeds of at least $4,000,000, with the proceeds thereof designated for use to make Purchase Lot Order payments.

        D. Section 4.b of the Agreement shall be deleted in its entirety and shall be replaced with the following:

            b.) Failure to consummate financing in which Gigabeam receives gross proceeds of at least $4,000,000 with the proceeds thereof designated for use to make Purchase Lot Order payments within 120 days from the date of this Amendment hereof;

        E. Section 9 of the Agreement shall be amended by adding the words "and general and administrative expenses" after "manufacturing overhead."

        F. Section 10 of the Agreement shall be amended in accordance with the following:

                 a. The words "and general and administrative expense" shall be added after the phrase "manufacturing overhead";

                 b. The phrase "associated with generation of revenue" shall be removed and replaced with "associated with the sale of products and services"; and

                 c. The phrase "commencing immediately after the occurrence of the Acquisition Event" shall be removed and replaced with "commencing immediately after the occurrence of the Acquisition Event or four years after the effective date of this Amendment, whichever shall occur first."


                  SECTION 2. Representation and Warranties. The Company and ThinKom hereby represent and warrant as follows (with the effectiveness of this Amendment being further conditioned upon all such representations and warranties being true and correct in all material respects on the date of this Amendment):

        (a) The execution, delivery and performance by the Company and ThinKom of this Amendment have been duly authorized by all necessary corporate action;

        (b) This Amendment to which the Company and ThinKom is a party constitute legal, valid and binding obligations of the Company and ThinKom, respectively, enforceable against it in accordance with their respective terms, except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, equitable remedies and other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies is subject to the discretion of the court before which such remedies are sought;

        (c) No event has occurred and is continuing which has not been waived which constitutes a breach of the Agreement.



                  SECTION 3. Effect on the Agreement. Except as specifically amended hereby, the Agreement shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.



                  SECTION 4. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier or facsimile shall be effective as delivery of a manually executed counterpart of this Amendment.

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed on their behalf in their respective corporate names by their duly authorized officers all as of the date first above written.



                               GIGABEAM CORPORATION

                               By:      /s/Louis Slaughter
                                        -------------------------------
                               Name:    Louis Slaughter
                               Title:   Chief Executive Officer


                               THINKOM SOLUTIONS, INC.

                               By:      /s/Michael A. Burke
                                        -------------------------------
                               Name:    Michael A. Burke
                               Title:   President & Chief Executive Officer

                                   APPENDIX A

                                AMENDED EXHIBIT D

                    MINIMUM PURCHASE LOTS OF ANTENNA MODULES



      Quarter ending June 30, 2004                               $ 100,000
      Quarter ending September 30, 2004                          $ 275,000
      Quarter ending December 31, 2004                           $ 275,000
      2005                                                     $ 1,225,000
      2006                                                     $ 1,400,000
      2007                                                     $ 4,600,000
      2008 and each year thereafter                            $ 8,800,000

                                      A-1